WLK/ 1/7/96

                    COLONIAL GROWTH SHARES FUND
                      FUND YIELD CALCULATION
                    (CALENDAR MONTH-END METHOD)
                 30-DAY BASE PERIOD ENDED 10/31/95



                                   a-b       6
                    FUND YIELD = 2 ----- +1  -1
                                   c-d


       a = dividends and interest earned during
           the month ................................      $410,687

       b = expenses (exclusive of distribution fee)
           accrued during the month..................       252,495

       c = average dividend shares outstanding
           during the month .........................    16,680,249

       d = class A maximum offering price per share
           on the last day of the month .............        $17.12


            CLASS A YIELD ...........................          0.67%
                                                              ========
            Class A yield/(1-Load)
            ie: .67%/(1-.0575)=yield on NAV=   0.71%
               Less:  Distribution fee         (.75)
                                               -----
            CLASS B YIELD ...........................         -0.04%
                                                              ========